EXHIBIT 99.1

PRESS RELEASE

Contact: Roger N. Tuttle

Ezenia! Inc.

Investor Relations

investorrelations@ezenia.com

EZENIA! INC. Announces 2006 First Quarter Financial Results

Nashua, N.H., May 15, 2006 – Ezenia! Inc. (OTCBB:EZEN.OB), a leading market provider of real-time collaboration solutions for corporate and government networks and eBusiness, today reported its financial results for the fiscal first quarter ended March 31, 2006.

The Company generated revenue of approximately $3.7 million for the first quarter of 2006, a 16.8% increase from approximately $3.1 million for the first quarter of 2005 and up from approximately $3.5 million for the fourth quarter of 2005.  Revenue from the InfoWorkSpace product line increased 25.3% for the quarter ended March 31, 2006 as compared to the quarter ended March 31, 2005.

Income from operations for the quarter ended March 31, 2006 was approximately $1.1 million, or $0.07 per share, a 57.6% increase from approximately $668 thousand, or $0.05 per share, for the first quarter of 2005.  The Company adopted Statement of Financial Accounting Standards (SFAS) 123R “Share Based Payments” in the first quarter of fiscal 2006 and operating income includes an expense of approximately $84 thousand, or $0.01 per share, for share-based compensation.  There was no share-based compensation expense in the first quarter of fiscal 2005.  Operating expenses as a percentage of revenue were in line with our expectations at approximately 38.8% for the quarter ended March 31, 2006.

Net income for the first quarter of 2006, which included an income tax benefit of approximately $246 thousand, was approximately $1.4 million, or $0.09 per share, as compared to net income of approximately $705 thousand, or $0.05, for the first quarter of 2005.  Net working capital increased approximately 101% to approximately $9.0 million for the quarter ending March 31, 2006 as compared to approximately $4.5 million for the quarter ending March 31, 2005.

“We continued to see strong revenue and earnings in the first quarter of 2006 as the Company recorded its tenth consecutive quarter of profitability,” noted Khoa Nguyen, Ezenia Chairman and Chief Executive Officer.  “In addition, during the quarter, we introduced the much anticipated Version 3.0 of our flagship InfoWorkSpace software product with its additional features, unmatched scalability, and improved security and stability. Most recently, we introduced new training and service offerings in our InfoWorkSpace product line and strengthened our executive team with the addition of Roger Tuttle as Chief Financial Officer.  All of this is in line with the execution of our long term strategy.”

“Throughout the remainder of the year, we will remain focused on making improvements to our sales, service, engineering, and marketing organizations as dictated by our customer base and shareholder interests.  While improving our underlying infrastructure is necessary to meet our long term growth objectives and to get back to a national market listing, we still expect to attain 30-35% earnings per share growth for the current fiscal year.

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the company’s Web site, http://www.ezenia.com.

Note to Investors

Statements included herein that are not historical facts may be considered forward-looking statements. Such forward-looking statements, including statements regarding our long-term strategy, improvements in our infrastructure, national market listing and proposed earnings per share, involve risks and uncertainties that could cause actual operating results to differ from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 and its Annual Report on Form 10-K as amended for the year ended December 31, 2005, such as the evolution of Ezenia!’s market, its dependence on major customers, rapid technological change and competition within the collaborative software market, its reliance on third party technology, protection of its propriety technology, acceptance of IWS in the commercial market, retention of key employees, stock price volatility, customer acceptance of Version 3.0 of InfoWorkSpace, dependence on the United States government as its largest customer, its history of liquidity concerns and operating losses, and other considerations that are discussed further in such reporter. Copies of these reports and other publicly available information, may be received at no charge by contacting Investor Relations at Ezenia!.

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Note: Ezenia! is a registered trademark of Ezenia! Inc. and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products are available at http:// www.ezenia.com.

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	March 31, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$10,494	$9,405
Accounts receivable, less allowances of $428 at March 31,2006 and $339 at December 31, 2005	3,041	4,533
Prepaid software licenses	2,222	2,477
Prepaid expenses and other current assets	384	311
Deferred tax assets	462	138
Total current assets	16,603	16,864

Capitalized software	140	—
Equipment and improvements, net	256	247
Total assets	$16,999	$17,111

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$200	$1,593
Accrued expenses	218	415
Employee compensation and benefits	77	46
Deferred revenue	7,107	7,125
Total current liabilities	7,602	9,179

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 15,283,859 issued and 14,623,422 outstanding at March 31, 2006; 15,248,386 issued and 14,587,949 outstanding at December 31, 2005	153	152
Capital in excess of par value	64,021	63,930
Accumulated deficit	(51,916)	(53,289)
Treasury stock at cost, 660,437 shares at March 31, 2006 and December 31, 2005	(2,861)	(2,861)
Total stockholders’ equity	9,397	7,932
Total liabilities and stockholders’ equity	$16,999	$17,111

See accompanying notes to unaudited condensed consolidated financial statements.

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues
Product revenue	$3,170	$2,949
Product development revenue	472	118
Service revenue	29	75
	3,671	3,142
Cost of revenues
Cost of product revenue	1,017	1,037
Cost of product development revenue	172	41
Cost of service revenue	5	19
	1,194	1,097

Gross profit	2,477	2,045

Operating expenses
Research and development	325	286
Sales and marketing	362	412
General and administrative	619	539
Depreciation	20	5
Occupancy and other facilities related expenses	98	135
Total operating expenses	1,424	1,377

Income from operations	1,053	668

Interest income, net	75	29
Other income	—	8
Income before income taxes	1,128	705

Income tax benefit	246	—
Net income	$1,374	$705

Earnings per share:
Basic and diluted	$0.09	$0.05

Weighted average shares outstanding:
Basic	14,616,890	14,309,274
Diluted	14,933,847	14,774,656

See accompanying notes to unaudited condensed consolidated financial statements.